SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

________________

FORM 8-K

Current Report

Dated December 5, 2013

of

ZALE CORPORATION

A Delaware Corporation
IRS Employer Identification No. 75-0675400
SEC File Number 001-04129

901 West Walnut Hill Lane
Irving, Texas  75038
(972) 580-4000

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Securities Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of Zale Corporation (the “Company”) approved an amendment to the Zale Corporation 2011 Omnibus Incentive Compensation Plan (the “2011 Omnibus Incentive Plan”) on September 26, 2013, subject to stockholder approval.  On December 5, 2013, at the Company’s 2013 Annual Meeting of Stockholders (the “Annual Meeting”), the Company’s stockholders approved the proposal to amend the 2011 Omnibus Incentive Plan to increase the number of shares of common stock available for awards under the plan.

The 2011 Omnibus Incentive Plan provides for the grant to officers, employees, and other service providers of the Company and its affiliates of options to purchase shares of the Company’s common stock and other awards, which awards may be incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock awards, restricted stock units, incentive awards, other stock awards, dividend equivalents and cash awards (collectively, “Awards”).  The 2011 Omnibus Incentive Plan replaced the Company’s 2003 Stock Incentive Plan and the Company’s Non-Employee Directors’ Equity Compensation (together, the “Prior Plans”).

Under the amended 2011 Omnibus Incentive Plan, the maximum aggregate number of shares of Common Stock which may be subject to Awards under the plan is (i) 2,217,270 shares of Common Stock minus (ii) that number of shares of common stock that are represented by awards granted after September 30, 2013.  If after September 30, 2013 awards previously granted under the Prior Plans subsequently expire or otherwise lapse, are terminated or forfeited or are settled in cash, or are exchanged, with the permission of the Company’s Compensation Committee, for awards (or Awards under the 2011 Omnibus Incentive Plan) not covering shares of common stock, the shares of common stock subject to such awards (or Awards under the 2011 Incentive Plan) will be added to the maximum aggregate number of shares of common stock to which Awards may be subject under the 2011 Omnibus Incentive Plan.  In addition, shares that are not issued after September 30, 2013 under the Prior Plans as a result of a net settlement of an award, tendered to pay the exercise or purchase price or withholding taxes relating to an award, or purchased on the open market with the proceeds of the exercise or purchase price of an award, will be available for Awards under the 2011 Omnibus Incentive Plan.

The description above is a summary only and is qualified by reference to the amended 2011 Omnibus Incentive Plan, which is included as Exhibit 10.1 herein and incorporated by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 5, 2013, the Company held the Annual Meeting.  The following matters were voted upon and the results of the voting were as follows:

(1)           A proposal to elect nine directors for terms that will expire at the 2014 annual meeting of stockholders.  The nominees, Messrs. Attenborough, Braverman, Burman, Dyer, Gilman, Killion, Lowe and Olshansky and Ms. Pritchard were elected to serve as directors.  The results of the voting were as follows:

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Neale Attenborough	22,347,130	210,718	5,543,195
Yuval Braverman	22,451,212	106,636	5,543,195
Terry Burman	22,391,060	166,788	5,543,195
David F. Dyer	22,390,725	167,123	5,543,195
Kenneth B. Gilman	22,390,865	166,983	5,543,195
Theo Killion	22,294,912	262,936	5,543,195
John B. Lowe, Jr.	22,386,313	171,535	5,543,195
Joshua Olshansky	22,347,054	210,794	5,543,195
Beth M. Pritchard	22,126,467	431,381	5,543,195

(2)           A proposal to amend the Zale Corporation 2011 Omnibus Incentive Plan.  The proposal was approved and the results of the voting were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
21,275,909	1,223,382	58,557	5,543,195

(3)           An advisory vote to approve the Company’s executive compensation.  The non-binding advisory proposal was approved and the results of the voting were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
22,360,016	143,349	54,483	5,543,195

(4)           To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2014.  The proposal was approved and the results of the voting were as follows:

Votes For	Votes Against	Abstentions
28,003,594	73,661	23,788

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Zale Corporation 2011 Omnibus Incentive Compensation Plan, as amended (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A, filed on October 17, 2013.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ZALE CORPORATION
Registrant

Date:	December 10, 2013	By:	/s/ THOMAS A. HAUBENSTRICKER
Thomas A. Haubenstricker
Senior Vice President,
Chief Financial Officer